Exhibit 99.1

SELECTIVE INSURANCE GROUP, INC.
RESTATED UNAUDITED CONSOLIDATED STATEMENTS OF INCOME1
	Quarters ended
($ in thousands, except per share amounts)	March 2009	June 2009	September 2009
Revenues:
Net premiums written	$375,783	365,263	376,718
Net increase in unearned premiums and prepaid reinsurance premiums	(11,910)	(6,952)	(20,812)
Net premiums earned	363,873	358,311	355,906
Net investment income earned	15,717	26,368	36,585
Net realized (losses) gains:
Net realized investment (losses) gains	3,075	1,181	(741)
Other-than-temporary impairments	(27,100)	(12,534)	(5,833)
Other-than-temporary impairments on fixed maturity securities recognized in other comprehensive income	-	59	1,591
Total net realized investment losses	(24,025)	(11,294)	(4,983)
Other income	1,281	3,810	2,667
Total revenues	356,846	377,195	390,175

Expenses:
Losses incurred	209,089	194,577	198,495
Loss expenses incurred	43,105	44,472	43,537
Policy acquisition costs	113,106	114,522	114,520
Dividends to policyholders	465	812	991
Interest expense	5,024	4,843	4,751
Other expenses	7,040	5,721	6,054
Total expenses	377,829	364,947	368,348

(Loss) income from continuing operations, before federal income tax	(20,983)	12,248	21,827

Federal income tax expense (benefit):
Current	5,875	(1,631)	(426)
Deferred	(13,908)	(1,479)	1,647
Total federal income tax (benefit) expense	(8,033)	(3,110)	1,221

Net (loss) income from continuing operations	(12,950)	15,358	20,606

Income (loss) from discontinued operations	61	383	(11,746)
Federal income tax (benefit) expense	(12)	53	(4,147)
Total income (loss) from discontinued operations, net of tax	73	330	(7,599)

Net (loss) income	$(12,877)	15,688	13,007

Earnings per share:
Basic net (loss) income from continuing operations	(0.25)	0.29	0.39
Basic net income (loss) from discontinued operations	0.00	0.01	(0.14)
Basic net (loss) income	$(0.25)	0.30	0.25

Diluted net (loss) income from continuing operations	(0.25)	0.28	0.38
Diluted net income (loss) discontinued operations	0.00	0.01	(0.14)
Diluted net (loss) income	$(0.25)	0.29	0.24

Dividends to stockholders	$0.13	0.13	0.13

Summary of Discontinued Operations:
Other income	$12,719	11,054	10,641
Other expense	(12,658)	(10,671)	(10,173)
Goodwill impairment	-	-	(12,214)
Federal income tax benefit (expense)	12	(53)	4,147
Income (loss) from discontinued operations	$73	330	(7,599)

1Amounts have been restated to reflect Selective HR Solutions Inc. as a discontinued operation for all periods presented.

12b

SELECTIVE INSURANCE GROUP, INC.
RESTATED UNAUDITED CONSOLIDATED STATEMENTS OF INCOME1
	Quarters ended
($ in thousands, except per share amounts)	March 2008	June 2008	September 2008	December 2008
Revenues:
Net premiums written	$391,954	389,394	402,739	308,651
Net (decrease) increase in unearned premiums and prepaid reinsurance premiums	(8,567)	(12,140)	(28,031)	60,187
Net premiums earned	383,387	377,254	374,708	368,838
Net investment income earned	37,866	38,515	36,134	18,517
Net realized gains (losses):
Net realized investment gains (losses)	1,515	11,707	12,277	(21,851)
Other-than-temporary impairments	-	(9,784)	(34,854)	(8,462)
Other-than-temporary impairments on fixed maturity securities recognized in other comprehensive income	-	-	-	-
Total net realized investment gains (losses)	1,515	1,923	(22,577)	(30,313)
Other income	1,161	2,163	946	(98)
Total revenues	423,929	419,855	389,211	356,944

Expenses:
Losses incurred	210,130	209,915	215,095	210,516
Loss expenses incurred	42,946	42,889	39,453	40,600
Policy acquisition costs	127,677	122,966	119,825	115,234
Dividends to policyholders	535	1,579	1,151	1,946
Interest expense	5,309	5,127	5,036	5,036
Other expenses	11,466	2,135	7,175	6,031
Total expenses	398,063	384,611	387,735	379,363

Income (loss) from continuing operations, before federal income tax	25,866	35,244	1,476	(22,419)

Federal income tax expense (benefit):
Current	11,060	12,828	10,252	(12,145)
Deferred	(5,190)	(5,628)	(17,016)	1,905
Total federal income tax expense (benefit)	5,870	7,200	(6,764)	(10,240)

Net income (loss) from continuing operations	19,996	28,044	8,240	(12,179)

Income (loss) from discontinued operations	736	841	1,090	(3,448)
Federal income tax expense (benefit)	229	(234)	338	(1,239)
Total income (loss) from discontinued operations, net of tax	507	607	752	(2,209)

Net income (loss)	$20,503	28,651	8,992	(14,388)

Earnings per share:
Basic net income (loss) from continuing operations	0.38	0.54	0.16	(0.24)
Basic net income (loss) from discontinued operations	0.01	0.01	0.01	(0.04)
Basic net income	$0.39	0.55	0.17	(0.28)

Diluted net income (loss) from continuing operations	0.37	0.53	0.16	(0.24)
Diluted net income (loss) from discontinued operations	0.01	0.01	0.01	(0.04)
Diluted net income	$0.38	0.54	0.17	(0.28)

Dividends to stockholders	$0.13	0.13	0.13	0.13

Summary of Discontinued Operations:
Other income	$15,118	13,498	12,695	11,836
Other expense	(14,382)	(12,657)	(11,605)	(11,284)
Goodwill impairment	-	-	-	(4,000)
Federal income tax (expense) benefit	(229)	(234)	(338)	1,239
Income (loss) from discontinued operations	$507	607	752	(2,209)

1Amounts have been restated to reflect Selective HR Solutions Inc. as a discontinued operation for all periods presented.

12c